Exhibit 10.1

EXECUTION VERSION

VOTING AND SUPPORT AGREEMENT

This Voting and Support Agreement (this “Agreement”) is made and entered into as of February 8, 2023 (the “Agreement Date”), by and among Brookfield Reinsurance Ltd., a Bermuda exempted company limited by shares (“Parent”), Argo Group International Holdings, Ltd., a Bermuda exempted company limited by shares (the “Company”), and Voce Capital Management LLC (the “Shareholder”). Each of Parent, the Company and the Shareholder are sometimes referred to herein as a “Party.” Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

A. Concurrently with the execution and delivery of this Agreement, Parent, BNRE Bermuda Merger Sub Ltd., a Bermuda exempted company limited by shares and a wholly owned Subsidiary of Parent (“Merger Sub”), and the Company, are entering into an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”) that, among other things and subject to the terms and conditions set forth therein and in the Statutory Merger Agreement, provides for the merger of Merger Sub with and into the Company, with the Company being the surviving entity in such merger (the “Merger”).

B. As of the Agreement Date, the Shareholder is the record and/or “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of the number of common shares, par value $1.00 per share, of the Company (“Common Shares”), set forth next to the Shareholder’s name on Schedule A hereto, with such shares being all of the Common Shares owned of record or beneficially by the Shareholder as of the Agreement Date (the “Owned Shares”).

C. In connection with Parent’s and Merger Sub’s entry into the Merger Agreement, as a condition and inducement to the willingness of Parent to enter into the Merger Agreement, the Shareholder has agreed to enter into this Agreement with respect to the Shareholder’s Covered Shares (as defined below).

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Agreement to Vote the Covered Shares.

1.1. Voting Agreement. Until the Expiration Time (as defined below), at every meeting of the Company’s shareholders (whether annual, special or otherwise) at which any of the following matters are to be voted on (and at every adjournment or postponement thereof), and on any action or approval of the Company’s shareholders by written consent with respect to any of the following matters, the Shareholder shall vote (including via proxy) all of the Shareholder’s Covered Shares and when a written consent is proposed, respond to each request by the Company for written consent and consent: (a) in favor of the approval of the Merger Agreement, the Merger and the Statutory Merger Agreement and any other matters necessary to secure the Required Shareholder Approval; and (b) against (i) any action or agreement that would reasonably be expected to (x) result in any of the conditions to the Company’s obligations set forth in Article VII of the Merger Agreement not being satisfied or (y) result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement and (ii) any Takeover Proposal, or any agreement, transaction or other matter that is intended to, or would reasonably be expected to, impede, frustrate, delay, interfere with or materially and adversely affect the consummation of the Merger and the other transactions contemplated by the Merger Agreement (clauses (a) and (b), the “Covered Proposals”).

1.2. Quorum. Until the Expiration Time, at every meeting of the Company’s shareholders (and at every adjournment or postponement thereof), the Shareholder shall be represented in person or by proxy at such meeting (or cause the holders of record on any applicable record date to be represented in person or by proxy at such meeting) in order for the Shareholder’s Covered Shares to be counted as present for purposes of establishing a quorum.

1.3. Grant of Proxy. The Shareholder shall execute and deliver (or cause the holders of record to execute and deliver), any proxy card or voting instructions it receives that is sent to shareholders of the Company soliciting proxies with respect to any matter described in Section 1.1, which shall be voted in the manner described in Section 1.1 (with Parent to be promptly notified by the Company (and provided reasonable evidence) of such execution and delivery of such proxy card or voting instructions). From the period commencing with the Agreement Date and continuing until the Expiration Time, without limiting the obligations of the Shareholder under this Agreement, the Shareholder hereby irrevocably appoints as its proxy and attorney-in-fact Parent and any other Person designated in writing by Parent (collectively, the “Proxy Holders”), each of them individually, with full power of substitution, to vote the Shareholder’s Covered Shares in accordance with Section 1.1; provided that the proxy and the power of attorney granted by the Shareholder shall be effective if, and only if, the Shareholder has failed to perform its obligations under Section 1.1 as of the date that is three business days prior to the date of any applicable meeting of the shareholders of the Company (or, as applicable, any adjournments or postponements thereof). This proxy is coupled with an interest and shall be irrevocable until the Expiration Time, and the Shareholder shall take such further action or execute such other instruments as may be reasonably necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by the Shareholder with respect to the Covered Shares. This proxy and the power of attorney is given by the Shareholder in connection with, and in consideration of, the execution of the Merger Agreement by the Company and to secure the performance of the duties of the Shareholder under this Agreement. The power of attorney granted by the Shareholder herein is a durable power of attorney and shall survive the dissolution or bankruptcy of the Shareholder. The irrevocable proxy and power of attorney granted hereunder shall automatically and immediately terminate upon the Expiration Time.

1.4. Waiver of Appraisal Rights. The Shareholder hereby waives any right of appraisal or rights to dissent from the Merger that the Shareholder may have under the Bermuda Companies Act.

1.5. Transfer of Shares. The Shareholder covenants and agrees that during the period from the Agreement Date through (and including) the record date of the Company Shareholders Meeting, the Shareholder will not, directly or indirectly, (i) transfer, assign, sell, pledge, encumber, hypothecate or otherwise dispose (whether by sale, liquidation, dissolution, dividend or distribution) of or consent to any of the foregoing (“Transfer”), or cause to be Transferred, any of the Shareholder’s Covered Shares, (ii) deposit any of the Shareholder’s Covered Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Covered Shares or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (iii) enter into any contract, option or other arrangement or undertaking with respect to the Transfer of any of its Covered Shares, (iv) enter into any swap (including a total return swap) or similar derivative transaction with respect to any of its Covered Shares or (v) take any other action or enter into any agreement or undertaking that would reasonably be expected to restrict, limit or interfere with the performance of the Shareholder’s obligations hereunder. The foregoing restrictions on Transfers of the Shareholder’s Covered Shares shall not prohibit any such Transfers by the Shareholder in connection with the transactions contemplated by the Merger Agreement. Notwithstanding the restrictions set forth herein, if, between the Agreement Date and the Expiration Time, the Shareholder shall be deemed to own more than 9.9% of the outstanding Company Shares, including as a result of any stock repurchases by the Company, stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction, the Shareholder may Transfer the number of its Covered Shares so deemed to be owned by it in excess of

9.9% of the outstanding Company Shares such that, immediately following such Transfer, the Shareholder owns 9.9% of the outstanding Company Shares. For the avoidance of doubt and notwithstanding anything in this Agreement to the contrary, nothing in this Agreement will prohibit the Shareholder from Transferring any of the Shareholder’s Covered Shares after the record date of the Company Shareholders Meeting.

1.6. Certain Definitions. For purposes of this Agreement:

a. “Expiration Time” shall mean the earliest to occur of (a) the Effective Time, (b) such date and time as the Merger Agreement shall be validly terminated pursuant to Article VIII thereof, (c) any amendment of any term or provision of the Merger Agreement, dated as of the Agreement Date, that reduces the Merger Consideration or changes the form of consideration payable to the Shareholder pursuant to Section 3.01(c) of the Merger Agreement, without the Shareholder’s prior consent, (d) the written agreement of the Shareholder and Parent to terminate this Agreement and (e) an Adverse Recommendation Change.

b. “Covered Shares” means the number of Common Shares that the Shareholder owns of record and/or beneficially (within the meaning of Rule 13d-3 under the Exchange Act) on the record date of the Company Shareholders Meeting and that the Shareholder has the right and ability to vote (or to direct the vote of) on the Covered Proposals on the record date of the Company Shareholders Meeting which number, for the avoidance of doubt, shall not be less than the number of Owned Shares as of the Agreement Date.

c. “Representatives” means, as to a Person, (i) such Person’s Affiliates and (ii) such Person’s or any of such Person’s Affiliate’s respective directors, officers, employees, partners, members, managers, principals, consultants, legal or other advisors, agents and other representatives acting in a capacity on behalf of, in concert with or at the direction of such Person or any of such Person’s Affiliates.

2. Representations and Warranties of the Shareholder. The Shareholder hereby represents and warrants to Parent and the Company that:

2.1. Due Authority. The Shareholder has the full power and capacity to make, enter into and carry out the terms of this Agreement. The Shareholder is duly organized, validly existing and in good standing in accordance with the laws of its jurisdiction of formation, as applicable, and the execution and delivery of this Agreement, the performance of the Shareholder’s obligations hereunder, and the consummation of the transactions contemplated hereby have been validly authorized, and no other consents or authorizations are required to give effect to this Agreement or the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by the Shareholder and constitutes a valid and binding obligation of the Shareholder enforceable against it in accordance with its terms (assuming due and valid execution by the Company and Parent), except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general principles of equity.

2.2. Ownership of the Covered Shares. (a) The Shareholder is, as of the Agreement Date, the beneficial or record owner of, and has good and marketable title to, the Shareholder’s Owned Shares, free and clear of any and all security interests, liens, changes, encumbrances, equities, claims, options or limitations of whatever nature and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Owned Shares), other than any of the foregoing created by this Agreement or that would not prevent, impede or delay in any material respect the Shareholder’s ability to perform its obligations hereunder or as created by this Agreement and (b) as of the Agreement Date, the Shareholder has sole voting power over all of such Owned Shares beneficially owned by the Shareholder. As of the Agreement Date, the Shareholder does not own, beneficially or of record, any Common Shares or other voting shares of the Company (or any securities convertible, exercisable or exchangeable for, or rights to purchase or acquire, any Common Share or other voting shares of the Company) other than the Owned Shares. As of the Agreement Date, there are no agreements or arrangements of any kind, contingent or otherwise, obligating the Shareholder to Transfer, or cause to be Transferred, any of the Owned Shares and no Person has any contractual or other right or obligation to purchase or otherwise acquire any of such Owned Shares. As of the Agreement Date, none of the Owned Shares is subject to any agreement, arrangement or restriction with respect to the voting of such Owned Shares that would prevent or materially delay the Shareholder’s ability to perform its obligations hereunder.

2.3. No Conflict; Consents.

a. The execution and delivery of this Agreement by the Shareholder does not, and the performance by the Shareholder of its obligations under this Agreement and the compliance by the Shareholder with any provisions hereof does not and will not: (a) conflict with or violate any laws applicable to the Shareholder; or (b) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Owned Shares beneficially owned by the Shareholder pursuant to, any Contract or obligation to which the Shareholder is a party or by which the Shareholder is subject.

b. No consent, approval, order or authorization of, or registration, declaration or, except as required by the rules and regulations promulgated under the Exchange Act, filing with, any Governmental Authority or any other Person, is required by or with respect to the Shareholder in connection with the execution and delivery of this Agreement or the consummation by it of the transactions contemplated hereby.

2.4. Litigation. As of the date hereof, there is no Action pending or, to the knowledge of the Shareholder, threatened against the Shareholder that questions the beneficial or record ownership of the Shareholder’s Owned Shares, the validity of this Agreement or any action taken or to be taken by the Shareholder in connection with this Agreement.

3. Representations and Warranties of Parent. Parent hereby represents and warrants to the Shareholder and the Company that:

3.1. Due Authority. Parent has the full power and capacity to make, enter into and carry out the terms of this Agreement. Parent is duly organized, validly existing and in good standing in accordance with the laws of its jurisdiction of formation. The execution and delivery of this Agreement, the performance of Parent’s obligations hereunder, and the consummation of the transactions contemplated hereby has been validly authorized, and no other consents or authorizations are required to give effect to this Agreement or the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Parent and constitutes a valid and binding obligation of Parent enforceable against it in accordance with its terms (assuming due and valid execution by the Shareholder and the Company), except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general principles of equity.

3.2. No Conflict; Consents.

a. The execution and delivery of this Agreement by Parent does not, and the performance by Parent of its obligations under this Agreement and the compliance by Parent with the provisions hereof do not and will not: (a) conflict with or violate any laws applicable to Parent; or (b) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any Contract or obligation to which Parent is a party or by which Parent is subject.

b. No consent, approval, order or authorization of, or registration, declaration or, except as required by the rules and regulations promulgated under the Exchange Act, filing with, any Governmental Authority or any other Person, is required by or with respect to Parent in connection with the execution and delivery of this Agreement or the consummation by Parent of the transactions contemplated hereby.

4. Representations and Warranties of the Company. The Company hereby represents and warrants to Parent and the Shareholder that:

4.1. Due Authority. The Company has the full power and capacity to make, enter into and carry out the terms of this Agreement. The Company is duly organized, validly existing and in good standing in accordance with the laws of its jurisdiction of formation. The execution and delivery of this Agreement, the performance of the Company’s obligations hereunder, and the consummation of the transactions contemplated hereby has been validly authorized, and no other consents or authorizations are required to give effect to this Agreement or the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against it in accordance with its terms (assuming due and valid execution by the Shareholder and Parent), except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general principles of equity.

4.2. No Conflict; Consents.

a. The execution and delivery of this Agreement by the Company does not, and the performance by the Company of its obligations under this Agreement and the compliance by the Company with the provisions hereof do not and will not: (a) conflict with or violate any laws applicable to the Company; or (b) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any Contract or obligation to which the Company is a party or by which the Company is subject.

b. No consent, approval, order or authorization of, or registration, declaration or, except as required by the rules and regulations promulgated under the Exchange Act, filing with, any Governmental Authority or any other Person, is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation by the Company of the transactions contemplated hereby.

5. Miscellaneous.

5.1. Other Agreements. The Shareholder further agrees that, from and after the date hereof until the Expiration Time, the Shareholder will not, and will not permit any entity under the Shareholder’s control to, (a) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Rule 14A under the Exchange Act) in opposition to any Covered Proposal, (b) initiate a shareholders’ vote with respect to a Takeover Proposal, (c) become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company with respect to a Takeover Proposal, or (d) take any action that the Company is prohibited from taking pursuant to Section 6.02 of the Merger Agreement, except, in the case of this clause (d), (i) to the extent expressly permitted by this Agreement and/or (ii) that the Shareholder may make disclosures or communications to existing or prospective general or limited partners, employees, equity holders, members, managers and investors of the Shareholder or its Affiliates.

5.2. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent or the Company any direct or indirect ownership or incidence of ownership of or with respect to the Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Shareholder, and Parent and the Company shall have no authority to direct the Shareholder in the voting or disposition of any of the Covered Shares, except as otherwise provided herein.

5.3. Certain Adjustments. In the event of any change in the Common Shares by reason of any split-up, reverse share split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Common Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

5.4. Amendments and Modifications. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by all of the Parties.

5.5. Expenses. All costs and expenses incurred by any Party in connection with this Agreement shall be paid by the Party incurring such cost or expense; provided that the Company will reimburse the Shareholder for its reasonable and documented out-of-pocket costs and expenses (including, without limitation, legal fees) actually incurred by or on behalf of the Shareholder solely with respect to preparing and negotiating this Agreement; provided, further, that the aggregate amount of such reimbursed expenses shall not exceed $150,000.

5.6. Notices. All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder (i) four business days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one business day after being sent for next business day delivery, fees prepaid, via a reputable nationwide overnight courier service; or (iii) immediately upon delivery by hand or by email transmission, in each case to the intended recipient as set forth below:

a.	if to the Shareholder, to:

Voce Capital Management LLC

One Embarcadero Center, Suite 1140

San Francisco, California 94111

Attention: J. Daniel Plants

Email: jdplants@vocecapital.com

with a copy to (which shall not constitute notice):

Schulte Roth & Zabel LLP

919 Third Avenue

New York, New York 10022

Attention:       Eleazer Klein

                 Adriana Schwartz

E-mail:           eleazer.klein@srz.com

                 adriana.schwartz@srz.com

b.	if to Parent, to:

Brookfield Reinsurance Ltd.

Ideation House, 1st Floor

94 Pitts Bay Road

Pembroke, HM08, Bermuda

Attention:         Anna Knapman-Scott

                 Lyndsay Hatlelid

Email:               anna.knapmanscott@brookfield.com

                  lyndsay.hatlelid@brookfield.com

with a copy to (which shall not constitute notice):

Debevoise & Plimpton LLP

66 Hudson Boulevard

New York, New York 10001

Attention:         E. Drew Dutton

                Andrew G. Jamieson

Email:             eddutton@debevoise.com

                agjamieson@debevoise.com

c.	if to the Company, to:

Argo Group International Holdings, Ltd.

90 Pitts Bay Road

Pembroke, HM08 Bermuda

Attention:         Allison Kiene

Email:               allison.kiene@argogroupus.com

with a copy to (which shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

New York, NY 10001

Attention:         Todd E. Freed

                  Patrick Lewis

Email:               todd.freed@skadden.com

                   patrick.lewis@skadden.com

Any notice received at the addressee’s location, or by email at the addressee’s email address, on any business day after 5:00 p.m., addressee’s local time, or on any day that is not a business day will be deemed to have been received at 9:00 a.m., addressee’s local time, on the next business day. From time to time, any Party may provide notice to the other Parties of a change in its address or email address through a notice given in accordance with this Section 5.6, except that that notice of any change to the address, email address or any of the other details specified in or pursuant to this Section 5.6 will not be deemed to have been received until, and will be deemed to have been received upon, the later of the date (A) specified in such notice; or (B) that is five business days after such notice would otherwise be deemed to have been received pursuant to this Section 5.6.

5.7. Governing Law. THIS AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT, SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

5.8. Venue; Waiver of Jury Trial.

a. Each of the Parties (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts (as defined below)) in any action, suit or proceeding relating to this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby, for and on behalf of itself or any of its properties or assets, in accordance with Section 5.6 or in such other manner as may be permitted by applicable law, and nothing in this Section 5.8 will affect the right of any Party to serve legal process in any other manner permitted by applicable law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any action, suit or proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Agreement or the transactions contemplated hereby; (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iv) agrees that any action, suit or proceeding arising in connection with this Agreement or the transactions contemplated hereby or thereby will be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any such action, suit or proceeding in the Chosen Courts or that such action, suit or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any action, suit or proceeding relating to this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby in any court other than the Chosen Courts. Each Party agrees that a final judgment in any action, suit or proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

b. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY OR LITIGATION THAT MAY ARISE OUT OF OR RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, VALIDITY OR PERFORMANCE OF THIS AGREEMENT, THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.8.

5.9. Documentation and Information. The Shareholder consents to and authorizes the publication and disclosure by Parent and the Company of the Shareholder’s identity and holding of the Covered Shares, and the terms of this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement), in any press release, the Proxy Statement and any other disclosure document required in connection with the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement.

5.10. Further Assurances. The Shareholder agrees, from time to time, at the reasonable request of Parent and without further consideration, to execute and deliver such additional documents and take all such further action as may be reasonable required to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

5.11. Enforcement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity. It is the intention of the Parties that, to the extent possible, unless provisions are mutually exclusive and effect cannot be given to both or all such provisions, the representations, warranties, covenants and closing conditions in this Agreement will be construed to be cumulative and that each representation, warranty, and covenant in this Agreement will be given full, separate and independent effect and nothing set forth in any provision herein will in any way be deemed to limit the scope, applicability or effect of any other provision hereof.

5.12. Entire Agreement. This Agreement, including the schedule hereto, constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. For the avoidance of doubt, nothing in this Agreement shall be deemed to amend, alter or modify, in any respect, any of the provisions of the Merger Agreement.

5.13. Interpretation. When a reference is made in this Agreement to a section, such reference shall be to a section of this Agreement unless otherwise indicated. Headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limiting the generality of the foregoing”. When used in this Agreement, the term “or” shall be construed in the inclusive sense of “and/or”. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns. The Parties agree that they have been represented by counsel during the negotiation, drafting, preparation and execution of this Agreement and, therefore, waive the application of any law or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

5.14. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by any of the Parties without the prior written consent of the other Parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

5.15. Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

5.16. Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

5.17. Non-survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time or the termination of this Agreement. This Section 5.17 shall not limit any covenant or agreement contained in this Agreement that by its terms is to be performed in whole or in part after the Effective Time or the termination of this Agreement.

5.18. Termination. This Agreement shall automatically terminate without further action by any of the Parties and shall have no further force or effect as of the Expiration Time; provided that the provisions of this Section 5 (other than Sections 5.1 and 5.10) and Section 6 (only in the event the Effective Time occurs) shall survive any such termination. Notwithstanding the foregoing, termination of this Agreement shall not prevent any Party from seeking any remedies (at law or in equity) against any other Party for that Party’s breach of any of the terms of this Agreement prior to the date of termination in accordance with Section 5.11.

5.19. Fiduciary Duties. Nothing in this Agreement shall in any way impede or prevent any Representative of the Shareholder that is a member of the board of directors of the Company from exercising or performing his duties as a director of the Company, including, without limitation, exercising his fiduciary duties to the Company and its shareholders.

6. Mutual Releases.

6.1. Shareholder Release. In exchange for the valuable consideration set forth above, effective as of the Effective Time, the Shareholder, on behalf of itself and the Shareholder Parties (as defined below), hereby unconditionally and irrevocably releases, acquits and forever discharges each of the Company Parties (as defined below) of and from any and all manner of action or actions, causes or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liabilities, claims, demands, damages, losses, costs and expenses, of any nature whatsoever, known or unknown, fixed or contingent, liquidated or unliquidated, direct or indirect, from the beginning of time to the date of this Agreement, including in connection with the litigation captioned The Police & Fire Retirement System City of Detroit, Individually and on Behalf of All Others Similarly Situated v. Argo Group International Holdings, Ltd., Thomas A. Bradley, Scott Kirk, Kevin J. Rehnberg, Mark E. Watson, III, and Jay S. Bullock, No. 1:22-cv-08971 (S.D.N.Y.); provided, however, that the foregoing release shall not (x) release (i) any rights or duties of any Shareholder Party under this Agreement, (ii) any claims or causes of action that any Shareholder Party may have for the breach or enforcement of any provision of this Agreement or the Merger Agreement, or (iii) any statutory, corporate or contractual rights to indemnification, expense reimbursement or expense advancement of any Shareholder Party, (y) limit in any way the defense of any Shareholder Party (including any potential counterclaim, crossclaim or other similar claim of any Shareholder Party) with respect to any derivative action brought by a Company shareholder (“Derivative Action”) or (z) limit in any way any Shareholder Party’s rights to indemnification, expense reimbursement or expense advancement in connection with any Derivative Action. “Shareholder Parties” means the Shareholder and its successors, assigns, insurers and Representatives, and “Company Parties” means Parent, the Company and their respective predecessors, successors, former and current officers (in their capacities as such), former and current directors (in their capacities as such), former and current employees (in their capacities as such), Representatives, insurers and assigns.

6.2. Company Release. In exchange for the valuable consideration set forth above, effective as of the Effective Time, the Company, on behalf of itself and the Company Parties, hereby unconditionally and irrevocably releases, acquits and forever discharges each of the Shareholder Parties of and from any and all manner of action or actions, causes or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liabilities, claims, demands, damages, losses, costs and expenses, of any nature whatsoever, known or unknown, fixed or contingent, liquidated or unliquidated, direct or indirect, from the beginning of time to the date of this Agreement; provided, however, that the foregoing release shall not (x) release (i) any rights or duties of any Company Party under this Agreement, (ii) any claims or causes of action that any Company Party may have for the breach or enforcement of any provision of this Agreement or the Merger Agreement, or (iii) any defense to any statutory, corporate or contractual indemnification, expense reimbursement or expense advancement sought by any Shareholder Party (including any potential counterclaim, crossclaim or other similar claim of any Company Party), (y) limit in any way the defense of any Company Party (including any potential counterclaim, crossclaim or other similar claim of any Company Party) or any other claim with respect to any Derivative Action or (z) limit in any way any Company Party’s defense with respect to any indemnification, expense reimbursement or expense advancement sought by any Shareholder Party in connection with any Derivative Action (including any potential counterclaim, crossclaim or other similar claim of any Company Party).

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

By:	/s/ Allison Kiene
Name: Allison Kiene
Title: General Counsel and Secretary

BROOKFIELD REINSURANCE LTD.

By:	/s/ Anna Knapman-Scott
Name: Anna Knapman-Scott
Title: Secretary

VOCE CAPITAL MANAGEMENT LLC

By:	/s/ J. Daniel Plants
Name: J. Daniel Plants
Title: Managing Member of the Managing Member

[Signature Page to Voting and Support Agreement]

Schedule A

Name	Owned Shares
Voce Capital Management LLC	3,317,697